REGISTRATION NO. 333-11521

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
             (Exact name of registrant as specified in its charter)

           New York                                              14-0555980
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATIONS)                              IDENTIFICATION NO.)
                                284 South Avenue
                        Poughkeepsie, New York 12601-4879
                                 (914) 452-2000

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices.)
                                   ----------
          JOHN E. MACK III             or                  WILLIAM P. REILLY,
    Chairman of the Board and                             Assistant Secretary
    Chief Executive Officer                            One Chase Manhattan Plaza
       284 South Avenue                                New York, New York  10005
Poughkeepsie, New York 12601-4879                           (212) 344-5680
       (914) 486-5239

            (Name, address, including zip code, and telephone number,
                  including area code, of agent for service.)
                                   ----------
APPROXIMATE DATE OF  COMMENCEMENT  OF PROPOSED SALE TO THE PUBLIC:  From time to time after the Registration Statement becomes effective.
                                   ----------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box / /
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/ 333-11521
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(c) UNDER THE SECURITIES ACT OF 1933.

                               EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to Form S-3 Registration Statement contains a form of Prospectus that differs from that filed with the Securities and Exchange Commission on September 6, 1996 as follows:

(1)   A date for the Prospectus has been inserted on the front and back covers;
      and

(2) The caption and the text on page 13 in the section entitled "Effective Date -- Regulatory Approvals and Governing Law" has been amended to reflect the approval of the Stock Purchase Plan by order of the Public Service Commission of the State of New York issued and effective December 4, 1996.

(3) The hours relating to the availability of Customer Service Representatives on Page 4 have been corrected.

(4) The list of documents incorporated by reference on page 2 has been updated.

PROSPECTUS
----------

                                 783,582 SHARES

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                  COMMON STOCK
                                ($5.00 PAR VALUE)


                               STOCK PURCHASE PLAN

     THE  STOCK  PURCHASE  PLAN  ("PLAN")  OF  CENTRAL  HUDSON  GAS  &  ELECTRIC
CORPORATION   ("COMPANY")  IS  DESIGNED  TO  ENCOURAGE  AND  PROMOTE   LONG-TERM
INVESTMENT OPPORTUNITIES IN THE COMPANY'S COMMON STOCK, PAR VALUE $5.00 PER SHARE ("COMMON STOCK"). THE PLAN, EFFECTIVE JANUARY 1, 1997, WILL PROVIDE ALL POTENTIAL INVESTORS WITH A CONVENIENT METHOD OF REINVESTING CASH DIVIDENDS AND PURCHASING COMMON STOCK, WITHOUT PAYMENT OF BROKERAGE COMMISSIONS OR SERVICE CHARGES.

     SHARES OF COMMON STOCK TO BE ACQUIRED UNDER THE PLAN WILL BE, AT THE COMPANY'S DISCRETION, PURCHASED EITHER (I) DIRECTLY FROM THE COMPANY, IN WHICH CASE SUCH SHARES WILL BE AUTHORIZED BUT UNISSUED SHARES OF THE COMPANY OR TREASURY SHARES OF THE COMPANY, (II) ON THE OPEN MARKET, OR (III) BY A COMBINATION THEREOF.

     IN THE EVENT OF AN OPEN MARKET PURCHASE OF SHARES OF COMMON STOCK UNDER THE PLAN, THE MARKET PRICE (AS DESCRIBED UNDER THE CAPTION "PRICE OF SHARES" BELOW) FOR THE COMMON STOCK WILL BE THE WEIGHTED AVERAGE PRICE OF ALL COMMON STOCK SHARES PURCHASED ON BEHALF OF THE PLAN FOR EACH PURCHASE DATE (AS DEFINED UNDER THE CAPTION "PURCHASE DATE" BELOW). THE MARKET PRICE OF SHARES PURCHASED UNDER THE PLAN FROM THE COMPANY'S TREASURY SHARES OR ISSUED FROM THE COMPANY'S AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK WILL BE THE CLOSING PRICE OF THE COMMON STOCK ON THE NEW YORK STOCK EXCHANGE LISTING OF COMPOSITE TRANSACTIONS FOR THE RELEVANT PURCHASE DATE, OR AS OTHERWISE DESCRIBED UNDER THE CAPTION "PRICE OF SHARES" BELOW.

     THE OUTSTANDING SHARES OF COMMON STOCK ARE LISTED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "CNH" AND, TO THE EXTENT NOT SO LISTED, THE ADDITIONAL SHARES OFFERED HEREBY WILL BE SO LISTED.

     THIS PROSPECTUS RELATES TO 783,582 SHARES OF COMMON STOCK REGISTERED FOR PURCHASE UNDER THE PLAN. THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.
                                   ----------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                                   ----------


                 THE DATE OF THIS PROSPECTUS IS DECEMBER 9, 1996.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

     NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                                   ----------
                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("1934 Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional offices of the Commission: Chicago Regional Office, Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, the Company's Common Stock is listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005 where reports, proxy materials and other information concerning the Company can also be inspected.

     This Prospectus constitutes a part of a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to the Company and the shares of Common Stock registered under the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents heretofore filed with the Commission pursuant to the 1934 Act (File No. 1-3268):

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

          3. The Company's Current Reports on Form 8-K dated June 11, 1996 and October 15, 1996.

          4. The description of Common Stock which is contained in the Company's Registration Statement filed pursuant to Section 12 of the 1934 Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of this offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     The information relating to the Company contained in this Prospectus does not purport to be comprehensive and is based upon information contained in the Incorporated Documents. Accordingly, the information contained herein should be read together with the information contained in the Incorporated Documents.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHALL BE DIRECTED TO THE DIRECTOR OF SHAREHOLDER RELATIONS, CENTRAL HUDSON GAS & ELECTRIC CORPORATION, 284 SOUTH AVENUE, POUGHKEEPSIE, NEW YORK, 12601-4879; TELEPHONE NUMBER (914) 486-5204.

                                   THE COMPANY

     The Company was incorporated in 1926 under the Transportation Corporations Law of the State of New York and supplies electric and gas service in the Mid-Hudson River Valley Region of New York State. The Company's principal office is located at 284 South Avenue, Poughkeepsie, New York 12601-4879 and its telephone number is (914) 452-2000.

                             DESCRIPTION OF THE PLAN

     Set forth below is a description of the provisions of the Plan, in effect as of January 1, 1997. This Prospectus should be read in conjunction with the Plan document, a copy of which is filed as an exhibit to the Registration Statement to which this Prospectus is a part, for a full statement of the terms and provisions thereof.

                               STOCK PURCHASE PLAN

     The Plan is designed to encourage and provide long-term investment opportunities in shares of Common Stock. The Plan provides investors with a convenient method of reinvesting cash dividends and purchasing Common Stock, without payment of brokerage commissions or service charges. Those who participate in the Plan are hereinafter called "Participants".

     ADVANTAGES OF THE PLAN INCLUDE:

     o Non-shareholders can open a Plan account with as little as $100 ("Initial
       Investment").   Participants   in  the  Plan  can  make  additional  cash
       investments ("Optional Investments") with as little as $50 per month.

     o Company employees ("Employees") who elect to be Participants can also make investments through payroll withholdings ("Employee Investments") with as little as $10 per week.

     o All  Participants may invest up to a maximum of $150,000 per year through
       the  Plan  through  a  combination  of  Initial   Investments,   Optional
       Investments and, if applicable, Employee Investments.

     o Initial and Optional Investments may be made by check or money order. Optional Investments may also be made by automatic monthly deduction from a predesignated bank account. Optional investments may be made occasionally or at regular intervals as the Participant desires.

     o Participants can reinvest cash dividends in full or partially without payment of brokerage commissions or service charges.

     o Participants can buy shares in whole dollar amounts rather than a specified quantity of shares and their accounts will be credited with the appropriate number of full and fractional shares in electronic registration form.

     o Participants can receive cash dividend payments electronically or by check.

     o The Plan offers a "share safekeeping" service whereby Participants may deposit their Common Stock certificates with the Administrator (described below under the caption "Administration") and have their ownership of such Common Stock maintained on the Administrator's records in electronic registration form as part of their Plan accounts.

     o Participants can transfer shares held in their Plan accounts (including making gifts) of Common Stock to others, within the Plan, at no charge.

     o Reports will be mailed to each Participant as promptly as practicable after each purchase. Each Participant who reinvests dividends will receive a quarterly statement showing all year-to-date activity.

ADMINISTRATION

     First Chicago Trust Company of New York, or such other bank or trust company as the Company may from time to time designate, has been appointed
Administrator to purchase and hold shares of Common Stock acquired under the Plan, keep records, send reports of account activity to Participants, and perform other duties relating to the Plan. Participants may contact the Administrator toll free as follows:

     Shareholder customer service: (including sales of shares) 1(800)-428-9578

     Normal hours: 8:00 a.m. - 10:00 p.m., Eastern time, each business day

                   8:00 a.m. - 3:30 p.m., Eastern time, Saturdays

     Customer Service Representatives are available 8:30 a.m. - 7:00 p.m., Eastern time, each business day

     Non-Shareholder requests for information about the Plan: 1(888)-445-7788

     Available 24 hours a day, every day of the year

     Internet: Messages forwarded on the Internet will be responded to within one business day. The Administrator's Internet address is "HTTP://WWW.FCTC.COM".

     TDD: Telecommunications Device for the hearing impaired is:(201) 222-4955

     Foreign Language Translation Service for over 140 foreign languages is available.

     The   Administrator's   mailing  address  is  as  follows  (or  such  other
     address(es) as may be published for the Plan from time to time):

          Central Hudson Gas & Electric Corporation
          Stock Purchase Plan
          c/o First Chicago Trust Company of New York
          P. O. Box 2598
          Jersey City, NJ  07303-2598

     Written  communications may also be sent to the Administrator by telefax at
(201) 222-4861.

ELIGIBILITY

     The Plan is open for participation by all interested persons and entities (whether or not a shareholder of record of Common Stock), desiring to purchase initially or to increase their holdings in Common Stock, provided that (i) the person or entity fulfills the prerequisites for participation described below under the caption "Enrollment Procedures" and (ii) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company, the Plan or the Participant.


ENROLLMENT PROCEDURES

     The Administrator will mail to those persons or entities expressing an interest in participation in the Plan, introductory Plan materials, including a current Prospectus, and a Stock Purchase Initial Investment Form ("Investment Form") or an Enrollment Authorization Form ("Authorization Form"). Participants, at December 31, 1996, in the Company's Customer Stock Purchase Plan, Automatic Dividend Reinvestment and Stock Purchase Plan and Employee Stock Purchase Plan (which are being replaced by the Plan) will be automatically enrolled in the Plan on January 1, 1997. All other enrollments in the Plan are effected by the submission by (a) non-shareholders of a completed Investment Form to the Administrator, (b) registered shareholders ("holders of record") of a completed Authorization Form to the Administrator or (c) Employees of a completed Employee Authorization Form ("Employee Form") with the Company instructing the Company to withhold payroll deduction contributions to the Plan for the Employee's investments.

     Registered shareholders should be sure to sign their names on the Authorization Form exactly as they appear on their Common Stock certificates. Non-shareholders (other than Employees) must include a minimum initial investment of at least $100 with their completed Investment Form as described under the below caption "Initial, Optional and Employee Investments".

     Beneficial owners of shares of Common Stock registered in the name of a financial intermediary (for example, a bank, broker or other nominee) may participate in the Plan by directing their financial intermediary to register those shares directly in the beneficial owner's name and delivering a certificate to the owner. Costs associated with such registration will be borne by the owner. Thereafter, the owner may enroll in the Plan.

     Employees may change the amount of their payroll withholdings by submitting to the Company's Payroll Department a new Employee Form which may be obtained from that Department.

     Investment and Authorization Forms will be processed as promptly as practicable by the Administrator and participation in the Plan will begin after the properly completed form and payment, if applicable (in the case of Initial Investments by non-shareholders) have been accepted by the Administrator.

PLAN SHARES

     To fulfill Plan requirements, shares will be, at the Company's discretion, purchased (i) directly from the Company in the form of either authorized but unissued shares or treasury shares of the Company, (ii) on the open market,
(iii) or a combination thereof. Full and fractional shares acquired under the Plan will be calculated to the third decimal place. The number of shares purchased will be the total amount invested divided by the applicable Market Price per share as described under the below caption "Price of Shares."

PURCHASE DATE

     All purchases under the Plan of shares of the Common Stock directly from the Company will be made on the first business day of each calendar month except that purchases for reinvested cash dividends will be made on the first business day of the months February, May, August and November. The applicable purchase date is herein called the "Purchase Date."

     Purchases under the Plan of shares of Common Stock on the open market will be made by the Administrator beginning on the Purchase Date and will be completed no later than 30 days from such Purchase Date, except where completion at a later date is necessary or advisable under any applicable Federal or State securities laws. Such open market purchases may be made on any securities exchange where the Common Stock is traded, in the over-the-counter market or by negotiated transactions and may be subject to such pricing, delivery and other terms to which the Administrator may agree.

     Neither the Company nor any Participant shall have the authority or power to direct the time or price at which shares of Common Stock may be purchased, or the selection of the broker or dealer through or from whom Common Stock purchases will be made.

PRICE OF SHARES

     The price to the Participant of Common Stock purchased under the Plan will be at 100% of the "Market Price", as hereinafter described. The "Market Price" of Common Stock shares purchased on behalf of the Plan directly from the Company will be the closing price of the Common Stock on the Purchase Date as reported on the New York Stock Exchange listing of composite transactions. If no such report is made for the Purchase Date, the Market Price will be established based on the closing price of Common Stock as reported on such listing for the nearest day immediately preceding the Purchase Date.

     In the event of an open market purchase, the Market Price for the Common Stock will be the weighted average purchase price of all Common Stock shares purchased on behalf of the Plan for the relevant Purchase Date.

INITIAL, OPTIONAL AND EMPLOYEE INVESTMENTS

     Initial investments ("Initial Investments"), for those persons or entities whoare not holders of record or Employees, must be in the minimum amount of $100 in the form of personal check or money order, and must be returned to the Administrator together with the completed Investment Form. Participants can make additional optional investments by personal check, money order or automatic monthly deduction from a bank account in the minimum amount of $50, up to a maximum amount of $150,000 annually ("Optional Investments"). See the subcaptions "Check Investment" and "Automatic Investments" under the caption "Investment Options" below.

     There is no obligation to make Optional Investments at any time, and the amount of such investments may vary from time to time within the foregoing limits.

     Employees of the Company, after enrollment in the Plan may, in addition to Optional Investments, make monthly investments through payroll withholdings, for the purchase of Common Stock under the Plan in the minimum amount of $10 per week, up to a maximum amount of $500 per month ("Employee Investment"). Employees are not required to make the $100 Initial Investment.

     In no event, however, can the aggregate of a Participant's Plan investments exceed $150,000 annually.

     All payroll withholdings for Employee Investments will be made and submitted to the Administrator for investment on the first practicable Purchase Date following submission by Employees of the Employee Form, as described above under the caption "Enrollment Procedures."

     Cash received by the Administrator for purchases of Common Stock on or before the last business day prior to the next Purchase Date will be applied for purchases of Common Stock as described above under the caption "Purchase Date". Cash received after that date will be held by the Administrator for purchases to be made on the next Purchase Date. No interest will be paid on payments received for purchases and held pending investment by the Administrator.

     All minimum and maximum investment amounts as identified above may be adjusted from time to time at the discretion of the Company and after notification to all Participants.

     Initial Investments and Optional Investments received by the Administrator will be returned to a Participant upon written or telephonic request by such Participant received not less than two business days prior to the Purchase Date.

INVESTMENT OPTIONS

     Full investment of funds in Common Stock is possible under the Plan and fractional, as well as full shares, will be credited to Participants' accounts. Certificates for full shares will be issued by the Administrator upon request of a Participant. All fractional shares will remain in electronic registration form as recorded for the Participant's account by the Administrator until withdrawal from or termination of the Plan.

     CHECK INVESTMENT: Initial Investments and Optional Investments may be made by personal check or money order payable in U.S. dollars to "First Chicago-Central Hudson". Initial Investments and Optional Investments must be received by the Administrator prior to a Purchase Date to be invested beginning on the Purchase Date. Optional Investments should be mailed to the Administrator together with the Transaction Form attached to each statement of account or transaction advice to be sent to Participants by the Administrator, as described below under the caption "Plan Reports."

     AUTOMATIC INVESTMENTS: Participants may make automatic monthly Optional Investments of a specified amount (not less than $50 per purchase nor more than $150,000 annually) by electronic funds transfer from predesignated U.S. bank account.

     To initiate automatic monthly deductions for Optional Investments, the Participant must complete and sign the section entitled "Authorization Form for Automatic Deductions" ("Automatic Deduction Form") on either the Investment Form or the Authorization Form and return it to the Administrator, together with either a voided blank check or a deposit form for the account from which funds are to be drawn. The Automatic Deduction Forms will be processed and will become effective as promptly as practicable; however, Participants should allow four to six weeks for the first investment to be initiated using this automatic investment feature.

     Once automatic monthly deductions are initiated, funds will be drawn from the Participant's designated bank account on the third business day preceding each monthly Purchase Date.

     Participants may change or terminate automatic monthly deductions by completing and submitting to the Administrator a new Automatic Deduction Form. To be effective with respect to a particular Purchase Date, however, the new Automatic Deduction Form must be received by the Administrator at least six business days preceding such Purchase Date.

DIVIDEND OPTIONS

     The Company has historically paid cash dividends on Common Stock on the first business day in the months of February, May, August and November. The payment of dividends in the future and the amount of such payments, if any, will depend upon the Company's financial condition and other factors as the Board of Directors deems relevant.

     CASH DIVIDENDS: Participants may elect to receive all or part of their dividends in cash by designating their election on their Authorization Form, Investment Form or Employee Form, as appropriate. Dividends paid in cash will be sent to the Participant by check in the usual manner or by direct deposit, if the Participant has elected the direct deposit option described below under the caption "Direct Deposit of Dividends". Participants electing a partial cash payment of their cash dividends must designate the number of whole shares for which they want to receive cash dividends. Dividends paid on all other shares registered in the Participant's name and all other shares held in the Participant's account will be reinvested under the Plan in additional shares of Common Stock as described below under the subcaption "Reinvestment of Cash Dividends".

     REINVESTMENT OF CASH DIVIDENDS:  Participants  may elect to reinvest all or
part  of  their  cash   dividends  by   designating   their  election  on  their
Authorization Form, Investment Form or Employee Form, as appropriate.

     Reinvestment levels may be changed from time to time as a Participant desires by submitting a new election on an Authorization Form to the Administrator or a new election on an Employee Form to the Company. To be effective with respect to a particular Common Stock dividend, any such change must be received by the Administrator on or before the record date for such dividend. The record date is usually the tenth day of the month prior to the payment date of the dividend.

     The automatic reinvestment of dividends does not relieve the Participant of liability for income taxes that may be owed with respect to payment of dividends. Dividends paid on shares credited to a Participant's account will be included in information provided both to the Participant and the Internal Revenue Service.

DIRECT DEPOSIT OF DIVIDENDS

     Through the Plan's direct deposit feature, in lieu of receiving dividend checks, Participants may elect to have any cash dividends not being reinvested under the Plan paid by electronic funds transfer to the Participant's predesignated checking or savings bank account on the dividend payment date. To receive such dividends by direct deposit, Participants must request from, complete, sign and return to the Administrator a Direct Deposit Authorization Form.

     Direct Deposit Authorization Forms will be processed and will become effective as promptly as practicable after receipt by the Administrator. Participants may change the designated account for automatic direct deposit or discontinue this feature at any time by the submission to the Administrator of a completed new Direct Deposit Authorization Form or by written instruction to the Administrator. Direct Deposit Authorization Forms are available through the Administrator.

CERTIFICATES FOR SHARES

     Common Stock purchased under the Plan will be registered in the name of the Administrator or its nominee and will be recorded in electronic registration form to the accounts of the respective Participants. The number of shares (including fractional shares) held for each Participant will be reported to Participants by the Administrator as promptly as practicable after each purchase. Participants may obtain a certificate for all or any portion of the whole shares held in their Plan accounts at any time upon written or telephonic request to the Administrator. Any remaining whole or fractional shares will continue to be held by the Administrator. Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment or payment of cash dividends on such shares (see the above subcaptions "Cash Dividends" and "Reinvestment of Cash Dividends").

SALE OF SHARES

     Participants may direct that the Administrator sell all or a portion of shares of Common Stock held in their Plan accounts at any time by giving written or telephonic instruction to the Administrator.

     The Administrator will make every effort to process Participants' orders on the day they are received, provided that instructions are received before 1:00 p.m. Eastern Time on a business day during which the Administrator and the relevant securities market are open. Such sales will be effected at the then current market price of the Common Stock and the Administrator will send the Participant a check for the sales proceeds, less any service fee, any applicable brokerage commission and any other costs of sale.

WITHDRAWAL FROM THE PLAN

     A Participant may withdraw from the Plan at any time by giving written or telephonic instructions to the Administrator. In the case of an Employee Participant, the Company must also receive notice of withdrawal.

     Upon withdrawal from the Plan, or upon termination of the Plan by the Company, a certificate for the whole shares credited to the Participant's account under the Plan will be issued and a cash payment will be made for any fractional share remaining in the Participant's account.

     Alternatively, upon withdrawal from the Plan, a Participant may also request that all or a portion of the shares of Common Stock credited to the Participant's account be sold (see above caption "Sale of Shares"). The Administrator will make the sale as promptly as possible after the processing of the request for withdrawal.

     The Administrator will make the requested sales of whole shares and any required sales of fractional shares as promptly as possible after receipt of the request for withdrawal or on Plan termination, as the case may be. The Participant will receive the proceeds of the sale less any service fee, any related brokerage commission and any other costs of sale.

     If the request to withdraw is received by the Administrator on or after the record date for a dividend, the Administrator, in its sole discretion, may either pay the dividend in cash or reinvest it under the Plan on the next Purchase Date to purchase Common Stock on behalf of the withdrawing Participant. If so reinvested, the Administrator may sell the shares purchased and remit the proceeds to the Participant, less any service fee, applicable brokerage commission and any other costs of sale.

     Any cash payments for Optional Investments which had been sent to the Administrator prior to the request to withdraw will also be invested unless return of the amount is expressly requested in the request to withdraw and the request is received by the Administrator more than two business days prior to a Purchase Date.

     No additional cash investments may be made after participation in the Plan has been terminated.

     Payroll withholdings for Employee Participants will terminate effective on the beginning of the payroll period next following receipt by the Company of the Employee's written notice of withdrawal from the Plan.

SHARE SAFEKEEPING AND INSURED CERTIFICATE MAILINGS

     At the time of enrollment in the Plan, or at any later time, Participants may use the Plan's "share safekeeping" service to deposit any Common Stock certificates in their possession with the Administrator. Shares deposited will be recorded in electronic registration form and credited to the Participant's account under the Plan. Thereafter, these shares will be treated in the same manner as shares purchased through the Plan. By using the Plan's share safekeeping service, Participants no longer bear the risks associated with loss, theft or destruction of stock certificates.

     The Administrator will promptly send the Participant a statement confirming each certificate deposit. Also, because shares deposited with the Administrator are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner. (See "Withdrawal from the Plan" and "Sale of Shares" captions above).

     STOCK CERTIFICATES SENT TO THE ADMINISTRATOR FOR SAFEKEEPING SHOULD NOT BE ENDORSED. To insure against loss resulting from mailing certificates to the Administrator, the Plan provides for mail insurance, free of charge, for certificates valued at up to $25,000 current market value (maximum coverage) when mailed first class, using a brown, pre-addressed envelope provided by the Administrator.

     If a Participant does not use a brown pre-addressed envelope provided by the Administrator, certificates should be sent to the address listed above via registered mail, return receipt requested, and insured for possible mail loss for 2% of the market value (minimum of $20); this represents the replacement cost to the Participant.

     For information about mailing certificates to the Administrator having a current market value in excess of $25,000, Participants should contact the Administrator.

     Insurance covers the replacement of shares of stock, but in no way protects against any loss resulting from fluctuations in the value of the shares from the time the investor mails the certificates until the time replacement can be effected.

     To be eligible for certificate mailing insurance, the investor must notify the Administrator of any claim within thirty calendar days of the date the certificates were mailed. To submit a claim, an investor must be a current Participant or the loss must be incurred in connection with becoming a Participant. In the latter case, the investor must enroll in the Plan at the time the insurance claim is processed.

GIFT/TRANSFER OF SHARES WITHIN THE PLAN

     If a Participant wishes to transfer the ownership of all or part of the Participant's shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, the Participant may effect the transfer by mailing a properly completed Gift/Transfer Form to the Administrator. Transfers of less than all of the Participant's entire Plan account must be made in whole share amounts. No fractional share may be transferred unless the Participant's entire Plan account balance is transferred. Requests for transfer are subject to the same requirements as are applicable to the transfer of Common Stock certificates, including the requirement of a medallion stamp guarantee. Gift/Transfer Forms are available upon request from the Administrator.

     Shares so transferred will continue to be held by the Administrator under the Plan. A Plan account will be opened in the name of the transferee, if the transferee is not already a Participant, and such transferee shall be automatically enrolled in the Plan. If the transferee is not already a registered shareholder or a Participant, the transferee's account will be enrolled in the Plan under the full dividend reinvestment option unless the donor specifies otherwise. The transferee may change the investment option after the gift has been made as described under the caption "Investment Options" above.

     After the transfer, the transferee will receive a report showing the number of shares transferred to and held in the transferee's Plan account.

STOCK SPLIT, STOCK DIVIDENDS OR RIGHTS OFFERINGS

     Any dividends in Common Stock or split shares of Common Stock distributed by the Company on shares held by the Administrator for a Participant's account will be added to the Participant's account. Stock dividends or split shares distributed on shares registered in a Participant's name and held by the Participant in certificated form will be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan.

     In a rights offering by the Company, the Participant will receive rights based upon the total number of whole shares owned; that is, the total number of whole shares registered in the Participant's name outside of the Plan and the total number of whole shares held in the Participant's account.

PLAN REPORTS

     The Administrator will send each Participant a confirmation as promptly as practicable after an Initial Investment and after each Optional Investment, Employee Investment, deposit, sale or transfer. Dividend reinvestment will not be individually confirmed, but will appear on quarterly statements of year-to-date activity to be issued by the Administrator to each Participant who reinvests dividends. Such quarterly statements will include the amounts invested, purchase prices, the number of shares purchased, deposited, sold, transferred, withdrawn, total shares accumulated and other information. Each Participant should retain these statements to establish the cost basis of shares of Common Stock purchased under the Plan for income tax purposes.

     In addition, each Participant will receive copies of the same communications sent to all other holders of record of Common Stock, including the Company's annual report to shareholders, quarterly reports to shareholders, notice of Annual Meeting and Proxy Statement. Further, Participants will be furnished with Internal Revenue Service information for reporting dividends paid and proceeds derived from the sale of shares held under the Plan in the form and manner as the Internal Revenue Service may require.

     All notices, statements and reports from the Administrator to a Participant will be addressed to the Participant's latest address of record with the Administrator. Therefore, Participants must promptly notify the Administrator of any change of address.

PLAN COSTS

     All costs for purchase of shares and administration of the Plan will be paid by the Company with the exception of: (i) costs associated with automatic investments which may be assessed by a Participant's financial institution (as described under the above subcaption "Automatic Investments"), (ii) any costs resulting from Participants having insufficient funds to effect payment for Initial and/or Optional Investments, (iii) those costs associated with a Participant's direction to the Administrator to sell all or a portion of the Participant's shares as described under the above caption "Sale of Shares", (iv) those costs related to a Participant's election to withdraw from the Plan as described under the above caption "Withdrawal From the Plan" and (v) those costs related to a sale of fractional shares upon termination of the Plan or termination by the Company of a Participant's participation, as described below under the captions "Suspension, Modification or Termination of the Plan" and "Termination of a Participant", respectively.

PLEDGING OF SHARES IN PARTICIPANT'S ACCOUNT

     Except as described under the above caption "Gift/Transfer of Shares Within the Plan", Common Stock held by the Administrator for a Participant's Plan account may not be pledged or assigned. A Participant who wishes to pledge shares of Common Stock must request that certificates for those shares be issued in the Participant's name as described under the above caption "Certificates for Shares".

VOTING RIGHTS OF SHARES IN PARTICIPANT'S ACCOUNT

     Each Participant will become a full Common Stock shareholder of the Company with all rights thereunder and will be provided with all required documentation to vote whole shares of Common Stock held for the Participant under the Plan. Fractional shares may not be voted. The Participant will receive a proxy card indicating the number of whole shares directly held under the Plan, for voting instructions to the Company and execution.

     A properly executed proxy will be voted according to the Participant's instructions, with no vote being recorded for the shares represented by an abstention.

SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN

     The Company reserves the right to suspend, modify or terminate the Plan at any time in whole, in part, in respect to Participants in one or more jurisdictions. All affected Participants will receive notice of any suspension, modification or termination of the Plan. No such event will affect any shares then credited to a Participant's account. Upon any whole or partial termination of the Plan by the Company, certificates for whole shares credited to an affected Participant's account will be issued to the Participant, and, a cash payment will be made for any fractional share remaining in the Participant's account based on the then current market price of Common Stock, less any service fee, related brokerage commission and any other costs of sale.

     The Administrator reserves the right to resign at any time upon reasonable notice to the Company.

LIMITATION ON LIABILITY

     Neither the Company nor the Administrator (nor any of their respective agents, representatives, employees, officers, directors, or subcontractors) will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising from the failure to terminate a Participant's account upon the Participant's death prior to receipt of notice in writing of such death, the prices or times at which shares are purchased or sold for a Participant's account, or fluctuations in the value of Common Stock.

     Participants must recognize that neither the Company nor the Administrator can assure a profit or protect against a loss on shares purchased under the Plan and that the prices of shares purchased and sold under the Plan will be determined by, and subject to, market conditions. Participants also cannot waive Federal securities law liability.

     The Company is authorized to take such actions to carry out the Plan as may be consistent with the terms and conditions of the Plan. The Company reserves the right to interpret and regulate the Plan as it deems desirable or necessary in connection with the Plan's operations. Further, the establishment and maintenance of the Plan by the Company does not constitute assurances with respect to either the value of the Common Stock or whether or not the Company will continue to pay dividends on Common Stock or at what rate such dividends will be paid.

TERMINATION OF A PARTICIPANT

     If a Participant does not own at least one whole share registered in the Participant's name or held through the Plan, the Participant's participation in the Plan may be terminated by the Company. Participants whose participation in the Plan has been so terminated will receive a cash payment for the fractional share remaining in the Participant's account based on the then current market price of Common Stock, less any service fee, related brokerage commission and any other costs of sale.


EFFECTIVE DATE AND GOVERNING LAW

     The Plan becomes effective January 1, 1997. The Company's Customer Stock Purchase Plan, Automatic Dividend Reinvestment and Stock Purchase Plan and Employee Stock Purchase Plan will terminate on December 31, 1996.

     The Plan and its terms and conditions of operations shall be governed by the laws of the State of New York and where applicable, Federal securities laws.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax consequences of participating in the Plan. The tax consequences to Participants may vary as a result of individual circumstances. A Participant should consult the
Participant's advisor as to the income tax consequences based upon the Participant's particular circumstances and as to the consequences under federal, state, local and foreign law.

     o Reinvested Dividends

       In the case of reinvested dividends, when the Administrator acquires shares of Common Stock for a Participant's account, the Participant must include in gross income a dividend measured by the fair market value of the Common Stock so acquired. When the Administrator purchases Common Stock for a Participant's account on the open market with reinvested dividends, the amount of the dividend may also include any brokerage commissions paid by the Company attributable to the purchase of the Participant's shares. In both purchases directly from the Company and purchases on the open market, the basis of shares so acquired is, in general, equal to the amount of any brokerage commissions paid by the Company and the amount of dividends attributable to the acquisition of the shares.

     o Additional Cash Investments

       In the case of the shares of Common Stock purchased on the open market as Initial Investments, Optional Investments or Employee Investments, to the extent of any brokerage commissions paid by the Company, Participants may have to recognize such brokerage commissions paid as a dividend to be included in their gross income. The Participant's basis in the shares so acquired will be the cost of the shares to the Administrator plus an allocable share of any brokerage commissions paid by the Company.

     o Additional Information

       The holding period for shares of Common Stock purchased under the Plan will begin the day after the date the shares are acquired.

       A Participant will not realize any taxable income when the Participant receives certificates for whole shares of Common Stock credited to the Participant's account, either upon a request for such certificates or upon withdrawal from or termination of the Plan. However, a Participant who receives, upon withdrawal from or termination of the Plan, a cash payment for the sale of whole or fractional shares held in such Participant's account or who subsequently sells shares acquired through the Plan, will realize gain or loss measured by the difference between the amount of the cash payment received and the Participant's basis in such shares or fractional share. Such gain or loss will be capital in character if such shares or fractional share are a capital asset in the hands of the Participant.

     Under backup withholding regulations promulgated by the Internal Revenue Service, dividends that are reinvested pursuant to the Plan may be subject to the withholding tax generally applicable to dividends if, among other reasons, the Participant fails to provide the Administrator with the Participant's taxpayer identification number. Any amount so withheld will be treated as a taxable dividend received by the Participant under the foregoing rules and will be reflected on the Participant's Form 1099-DIV together with other dividends actually received by the Participant.

     For further information as to the tax consequences to Participants in the Plan, including Federal, state, local and foreign tax consequences, Participants should consult with their own tax advisors. The above discussion is based on Federal income tax laws as in effect as of the date hereof. Participants should consult their tax advisors with respect to the impact of any future legislative proposals or legislation enacted after the date of this Prospectus.

SHAREHOLDERS SUBJECT TO WITHHOLDING

     In the case of foreign shareholders who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, or in the case of domestic shareholders whose dividends are subject to backup withholding, the Administrator will invest in Common Stock an amount equal to the net dividends of such Participants, after deduction of the withholding amount. The amount so withheld will be reflected on a Form 1042S or a Form 1099-DIV, as appropriate, as tax withheld.

                                 USE OF PROCEEDS

     The Company is unable to predict the number of shares of Common Stock that will ultimately be sold under the Plan, the prices at which such shares will be sold or the number of such shares, if any, that will be sold by the Company from shares held by the Company as treasury shares or from the Company's authorized but unissued shares of Common Stock. Therefore, the Company cannot estimate the amount of proceeds to be received from the sale of such shares. To the extent that shares of Common Stock are sold from shares held by the Company as treasury shares or from the Company's authorized but unissued shares of Common Stock, the Company will add the net proceeds from any such sales to its general fund to be used for working capital, capital expenditures and other general corporate purposes.

                           LEGAL OPINIONS AND EXPERTS

     The legality of the securities offered hereby and all legal matters in connection therewith has been passed upon for the Company by Gould & Wilkie, general counsel of the Company, One Chase Manhattan Plaza, New York, New York 10005. The statements herein as to matters of law and legal conclusion under "The Company," "Description of the Plan," "Federal Income Tax Consequences," "Shareholders Subject to Withholding" and "Use of Proceeds," have been reviewed by Gould & Wilkie and are made on their authority as experts.

     The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       -----------------------------------
                                 CENTRAL HUDSON
                                 GAS & ELECTRIC
                                  CORPORATION
                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879
                          TELEPHONE NO: (914) 452-2000

                             CENTRAL HUDSON WEB SITE
                              HTTP://WWW.CENHUD.COM










                                   ----------

                                  ADMINISTRATOR

                           FIRST CHICAGO TRUST COMPANY
                                   OF NEW YORK
                       CENTRAL HUDSON STOCK PURCHASE PLAN
                                  P.O. BOX 2598
                       JERSEY CITY, NEW JERSEY 07303-2598
                          TELEPHONE NO.: (800) 428-9578
                          INTERNET: HTTP://WWW.FCTC.COM


                    ----------------------------------------
                                    CENTRAL
                                     HUDSON
                                 GAS & ELECTRIC
                                  CORPORATION
                              STOCK PURCHASE PLAN









                                  COMMON STOCK
                                ($5.00 PAR VALUE)

                   ----------------------------------------




                                   PROSPECTUS



                                DECEMBER 9, 1996







                   ----------------------------------------


                                     COVER

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 16.  EXHIBITS.

     Following  is the list of Exhibits,  as required by Item 601 of  Regulation
S-K,  filed  as  part  of  the  Registration   Statement,   including   exhibits
incorporated herein by reference:


                                                                              PREVIOUSLY FILED*
                                                        --------------------------------------------------------
                                                                              WITH THE
                                                                        FOLLOWING PERIODIC
 (REGULATION S-K)                                           WITH           REPORT OF THE
     ITEM 601                                           REGISTRATION       COMPANY (FILE         AS
    DESIGNATION               EXHIBIT                   STATEMENT NO.       NO. 1-3268)        EXHIBIT
  --------------              -------                   ------------     ----------------      -------

      (4)         --Instruments defining the
                    rights of security holders:
      (i)1        --Restated Certificate of                               10-Q Report for          (3)1
                    Incorporation of the                                 quarter ended
                    Company under Section 807                            September 30, 1993
                    of the Business Corporation
                    Law, filed August 14, 1989.
      (i)2        --Certificate of Amendment to                           10-Q Report for          (3)2
                    the Restated Certificate of                          quarter ended
                    Incorporation of the Company                         September 30, 1993
                    under Section 805 of the
                    Business Corporation Law,
                    filed April 5, 1990.
      (i)3        --Certificate of Amendment of                          10-Q Report for          (3)3
                    the Certificate of Incorporation                     quarter ended
                    of the Company under Section 805                     September 30, 1993
                    of the Business Corporation Law,
                    filed October 19, 1993.
      (i)4        --Bylaws in effect on the                              10-Q Report for          3(iii)
                    date of this Registration                            quarter ended
                    Statement.                                           March 31, 1996
      (i)5        --Stock Purchase Plan, effective as
                    of January 1, 1997 ("Plan").             333-11521
      (i)6        --Forms of letters from
                    Registrant to shareholders,
                    customers and employees
                    announcing the Plan.                     333-11521
      (5)         --Opinion of counsel re legality.
     (23)         --Consents of experts and counsel.         333-11521
      (a)         --Consent of Price Waterhouse LLP.         333-11521
      (b)         --Consent of Gould & Wilkie
                    (contained in their opinion,
                    a copy of which is filed as
                    Exhibit (5)).                            333-11521
     (24)         --Power of attorney for each officer
                    and director signing the Registration
                    Statement.                               333-11521
   (24.1)         --Certified copy of resolutions of
                    the Board of Directors authorizing
                    execution of the Registration Statement. 333-11521




                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF POUGHKEEPSIE, STATE OF NEW YORK, ON THE 9TH DAY OF DECEMBER, 1996.



                                  CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                                (Registrant)

                                              JOHN E. MACK III
                                          By:---------------------
                                               (John E. Mack III
                              Chairman of the Board and Chief Executive Officer)


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement amendment has been signed by the following persons in the capacities, and on the dates indicated.


    SIGNATURE                          TITLE                         DATE
    ---------                          -----                         -----
  JOHN E. MACK III              Chairman of the Board         December 9, 1996
-------------------             and Chief Executive
 (John E. Mack III)             Officer, and Director

Steven V. Lant, Treasurer and
Assistant Secretary
(Principal Financial Officer);
Donna S. Doyle,
Controller (Principal
Accounting Officer); L.                                        December 9, 1996
Wallace Cross; Jack Effron;
Frances D. Fergusson; Heinz
K. Fridrich; Edward F. X.
Gallagher; Paul J. Ganci;
Charles LaForge; and
Edward P. Swyer; Directors.


            JOHN E. MACK III
  ------------------------------------
  (John E. Mack III, Attorney-in-Fact)                         December 9, 1996

                                  EXHIBIT INDEX


     Following  is the list of Exhibits,  as required by Item 601 of  Regulation
S-K,  filed  as  part  of  the  Registration   Statement,   including   exhibits
incorporated herein by reference:

  EXHIBIT
    NO.                          DESCRIPTION                                PAGE
 --------                        -----------                               -----
   (4)--Instruments defining the rights of security holders:
        (i)1--Restated Certificate of Incorporation of the Company under Section 807 of the Business Corporation Law, filed August 14, 1989.
        (i)2--Certificate of Amendment to the Restated Certificate of Incorporation of the Company under Section 805 of the Business Corporation Law, filed April 5, 1990.
        (i)3--Certificate of Amendment of the Certificate of Incorporation of the Company under Section 805 of the Business Corporation Law, filed October 19, 1993.*
        (i)4--Bylaws in effect on the date of this Registration
              Statement.*
        (i)5--Stock Purchase Plan, effective as of January 1, 1997
              ("Plan").*
        (i)6--Forms of letters from Registrant to shareholders, customers and employees announcing the Plan.*
   (5)--Opinion of counsel re legality.*
  (23)--Consents of experts and counsel.*
        (a)--Consent of Price Waterhouse LLP.*
        (b)--Consent of Gould & Wilkie (contained in their opinion, a copy of which is filed as Exhibit (5)).*
  (24)--Power of attorney for each officer and director signing the Registration Statement.*
(24.1)--Certified copy of resolutions of the Board of Directors authorizing execution of the Registration Statement.*

* Previously filed.